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                                  Exhibit 5(b)

      Form of Sub-Advisory Agreement among Orbitex Group of Funds, Orbitex
                Management, Inc. and ImPac Asset Management Ltd.
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                              SUBADVISORY AGREEMENT

This Subadvisory Agreement is made and entered into on this day of , 1997, by ImPac Asset Management (HK) Ltd., a [ ] (the "Sub-Adviser"), Orbitex Management, Inc., a New York corporation (the "Adviser"), and Orbitex Group of Funds, a Delaware business trust (the "Trust").

                                   WlTNESSETH:

      WHEREAS, the Adviser is engaged pursuant to an Investment Advisory Agreement (the "Advisory Agreement") with the Trust in the investment of the Trust's assets in accordance with the Trust's Prospectus and Statement of Additional Information (collectively the "Prospectus"); and

      WHEREAS, pursuant to the Advisory Agreement the Adviser may delegate its responsibilities for the management of the investment of the assets of one or more series of the Trust to one or more sub-advisers; and

      WHEREAS, the Adviser desires to so delegate responsibility for management of the investments of one or more series of the Trust to the Sub-Adviser, and the Sub-Adviser agrees to manage the investment of one or more series of the Trust in accordance with this Subadvisory Agreement and the Prospectus;

      NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

1. The Adviser hereby appoints the Sub-Adviser to act as the investment adviser to the Adviser with respect to one or more Series of the Trust (singly or collectively the "Fund") as identified in Schedule A, which is attached hereto and by this reference is incorporated herein. The Sub-Adviser hereby accepts such appointment and agrees to render the services herein set forth, for the compensation set forth on Schedule B, which is attached hereto and by this reference is incorporated herein. The Adviser represents to the Sub-Adviser that it is authorized pursuant to the Advisory Agreement to delegate to the Sub-Adviser all of the services to be performed by the Sub-Adviser pursuant hereto.

2. Subject to the supervision of the Trustees of the Trust and the Adviser, the Sub-Adviser will manage the securities and investments (including cash) of the Fund, including the purchase, retention, disposition and lending thereof, and the execution of agreements relating thereto in accordance with the Fund's investment objective(s), policies and restrictions as those are stated in the Prospectus and further subject to the following understandings:

      (a) The Sub-Adviser shall furnish a continuous investment program for the Fund and in so doing shall determine from time to time what investments or securities will be purchased, retained, sold or lent by the Fund, and what portion of the assets will be invested or held uninvested as cash;

      (b) The Sub-Adviser in the performance of its duties and obligations under this Subadvisory Agreement shall act in conformity with the Declaration of
Trust, Bylaws and the Prospectus of the Trust, and with the instructions and directions of the Trustees of the Trust and, to the extent consistent therewith and herewith, of the Adviser, and will conform to and comply with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), and all other applicable federal and state laws and regulations;
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      (c) The Sub-Adviser shall determine the securities to be purchased or sold by the Fund and, as agent for the Fund, will effect transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities. The Sub-Adviser shall also determine whether or not the Fund shall enter into repurchase agreements or engage in any other investment transactions or techniques that are consistent with subsection (b) above;

      (d) The Sub-Adviser shall maintain, or arrange for others to maintain, all books and records with respect to the securities transactions of the Fund and shall render to the Adviser or Adviser's designees, such periodic and special reports as the Adviser may reasonably request;

      (e) The Sub-Adviser shall, to the extent the information is within its control, provide or cause to be provided to the Trust's Custodian all requested information relating to all transactions concerning the assets of the Fund (other than share transactions of the Fund);

      (f) The investment advisory services of the Sub-Adviser to the Fund under this Subadvisory Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar service to others;

      (g) The Sub-Adviser is authorized, subject to the supervision of the Adviser and the Trustees of the Trust, to place orders for the purchase and sale of the Fund's investments with or through such persons, brokers or dealers, including the Sub-Adviser or affiliates thereof, and to negotiate commissions to be paid in such transactions in accordance with the Fund's policy with respect to brokerage as set forth in the Prospectus. The Sub-Adviser may, on behalf of the Fund, pay brokerage commissions to a broker which provides brokerage and research services to the Sub-Adviser in excess of the amount another broker would have charged for effecting the transaction, provided the Sub-Adviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Sub-Adviser's overall responsibilities with respect to the Fund and the accounts as to which the Sub-Adviser exercises investment discretion. It is recognized that the services provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's service to other clients. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other customers, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. In such event, allocation of the securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and, if applicable, to such other customers. The Trust and the Adviser acknowledge that in order to comply with Federal securities laws and related regulatory requirements, there may be periods when the Sub-Adviser will not be permitted to initiate or recommend certain types of transactions in the securities of issuers for which affiliates of the Sub-Adviser are performing investment banking services, and neither the Trust nor the Adviser will be advised of that fact. For example, during certain periods when affiliates of the Sub-Adviser are engaged in an underwriting or other distribution of a company's securities, the Sub-Adviser may be prohibited from purchasing or recommending the purchase of certain securities of that company for its clients. Similarly, the Sub-Adviser may on occasion be prohibited from selling or recommending the sale of securities of a company for which affiliates are providing investment banking services.

      (h) The Sub-Adviser shall provide marketing support to the Adviser in connection with the sale of Trust shares, as reasonably requested by the Adviser. Such support shall include, but not


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necessarily be limited to, presentations by representatives of the Sub-Adviser at investment seminars, conferences and other industry meetings. Any materials utilized by the Adviser which contain any information relating to the Sub-Adviser shall be submitted to the Sub-Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Adviser. Any materials utilized by the Sub-Adviser which contain any information relating to the Adviser or the Trust shall be submitted to the Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Sub-Adviser, which approval shall not be unreasonably withheld.

      (i) The Trust represents that is has delivered true and correct copies to the Sub-Adviser of, and agrees to promptly notify and deliver to the Sub-Adviser all future amendments and supplements to, the Prospectus, the Trust's Declaration of Trust, the Trust's Bylaws, resolutions or other instructions of the Trustees relevant to the Sub-Adviser's performance of its duties under this Agreement, the Advisory Agreement and the Trust's Registration Statement on Form N1-A.

3. The Sub-Adviser agrees that all records which it maintains for the Fund pursuant to Section 2(d) of this Subadvisory Agreement are the property of the Trust and will promptly surrender any of such records to the Adviser upon the Trustees' or the Adviser's request. The Sub-Adviser shall preserve for periods prescribed by Rule 31a-2 of the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Fund by Rule 31a-1 of the 1940 Act.

4. For performance of the services hereunder with respect to the Fund, the Adviser shall pay the Sub-Adviser pursuant to the Fee Schedule set forth in Schedule B. The fee prescribed in Schedule B shall be calculated daily and payable monthly in arrears at an annual rate per Schedule B of the Fund's average daily net assets.

5. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, Fund or the Adviser in connection with the matters to which this Subadvisory Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Subadvisory Agreement.

6. The term of this Subadvisory Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Subadvisory Agreement shall remain in effect for a period of two years from the date of this Subadvisory Agreement. Thereafter, this Subadvisory Agreement shall continue in effect with respect to the Fund from year to year, subject to the termination provisions and all other terms and conditions hereof; provided, such continuance with respect to the Fund is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by the Trustees of the Trust; provided, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Subadvisory Agreement or interested persons of any party hereto. The Sub-Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Subadvisory Agreement or any extension, renewal or amendment thereof. This Subadvisory Agreement may be terminated at any time by any party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other parties; provided, that in the case of termination by the Trust, such action shall have been authorized (i) by resolution of the Trust's Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Subadvisory Agreement or interested persons of any party hereto, or (ii) by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act).


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7. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall not, unless otherwise expressly provided herein or authorized by the Trustees of Trust from time to time, have any authority to act for or represent the Fund or Trust in any way or otherwise be deemed to be an agent of the Fund or the Trust.

8. Any amendment to this SubAdvisory Agreement shall be in writing signed by the parties hereto; provided, that no such amendment shall be effective unless authorized (i) by resolution of the Trustees of the Trust, including the vote or written consent of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, and (ii) by vote of a majority of the outstanding voting securities of the Fund affected by such amendment. This Agreement shall terminate automatically and immediately in the event of its assignment.

9. Any notice that is required to be given by the parties to each other under the terms of this Subadvisory Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

            (a)   If to the Sub-Adviser:

            (b)   If to the Adviser:

                  Orbitex Management, Inc.
                  600 Madison Avenue
                  New York, NY 10021
                  Attention:  James L. Nelson
                  Facsimile:

            (c)   If to the Trust:

                  Orbitex Group of Funds
                  600 Madison Avenue
                  New York, NY 10021
                  Attention:  James L. Nelson
                  Facsimile:

10.   This   Subadvisory   Agreement   shall  be  governed  and  construed  in
accordance with the laws of the State of New York.

11. The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust's Declaration of Trust and agrees that the obligations assumed by the Trust or the Fund, as the case may be, pursuant to this Subadvisory Agreement shall be limited in all cases to the Trust or the Fund, as the case may be, and its assets, and the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. In addition, the Sub-Adviser shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Sub-Adviser


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understands that the rights and obligations of any Fund under the Declaration of
Trust are separate and distinct from those of any and all other Funds. The Sub-Adviser further understands and agrees that no Fund of the Trust shall be liable for any claims against any other Fund of the Trust and that the Sub-Adviser must look solely to the assets of the pertinent Fund of the Trust for the enforcement or satisfaction of any claims against the Trust with respect to that Fund.

12. Any question of interpretation of any term or provision of this SubAdvisory Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts, or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the Act. In addition, when the effect of a requirement of the Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

13. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

      IN WlTNESS WHEREOF, the parties hereto have caused this Subadvisory Agreement to be executed by their respective officers designated below as of the day and year first above written.


ORBITEX MANAGEMENT, INC.                  ORBITEX GROUP OF FUNDS


By:_______________________________        By:__________________________________
      James L. Nelson, President                 James L. Nelson, President


IMPAC ASSET MANAGEMENT (HK) LTD.


By:_______________________________


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SUBADVISORY AGREEMENT
ORBITEX GROUP OF FUNDS

                                   Schedule A

                     Funds Subject to SubAdvisory Agreement

                          Orbitex Asian High Yield Fund


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SUBADVISORY AGREEMENT
ORBITEX GROUP OF FUNDS

                                   Schedule B

                                  Fee Schedule


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